SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2003

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (716) 652-2000

N/A
 (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

Effective April 21, 2003, Moog Inc. (the "Company") engaged the accounting firm of Ernst & Young LLP as its new independent public accountants for its worldwide audit engagement. On April 21, 2003, the Company dismissed KPMG LLP and PricewaterhouseCoopers GmbH.

The reports of KPMG LLP on the consolidated financial statements of the Company and the reports of PricewaterhouseCoopers GmbH on the consolidated financial reporting packages of Moog GmbH, a wholly-owned subsidiary of the Company, for the past two fiscal years ended September 28, 2002 and September 29, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope (other than KPMG LLP's reference in its reports to the audit work performed by PricewaterhouseCoopers GmbH) or accounting principles.

The decision to change the Company's accounting firm was made by the Audit Committee of the Company's Board of Directors on April 21, 2003.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended September 28, 2002 and September 29, 2001 and in the subsequent interim periods from September 28, 2002 through and including April 21, 2003, there were no disagreements between the Company and its auditors, KPMG LLP and PricewaterhouseCoopers GmbH, on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of KPMG LLP or PricewaterhouseCoopers GmbH, would have caused KPMG LLP or PricewaterhouseCoopers GmbH to make reference to the matter in their reports.

There were no "reportable events" as that term is described in Item 304 (a)(1)(v) of Regulation S-K.

The Company has not consulted with Ernst & Young LLP during the last two fiscal years ended September 28, 2002 and September 29, 2001 or during the subsequent interim periods from September 28, 2002 through and including April 21, 2003, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

The Company requested KPMG LLP and PricewaterhouseCoopers GmbH to furnish letters addressed to the Securities and Exchange Commission stating whether KPMG LLP and PricewaterhouseCoopers GmbH agree with the statements made above by the Company. Such letters are attached hereto as exhibits.

Item 7. Financial Statements and Exhibits.

16.1        Letter of KPMG LLP regarding change in certifying accountant.
16.2        Letter of PricewaterhouseCoopers GmbH regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.
Dated: April 25, 2003	By:	/s/ Donald R. Fishback
	Name:	Donald R. Fishback Controller

EXHIBIT INDEX

Exhibit	Description

16.1	Letter of KPMG LLP regarding change in certifying accountant.
16.2	Letter of PricewaterhouseCoopers GmbH regarding change in certifying accountant.